UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2011

CHUGACH ELECTRIC ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chugach Electric Association’s annual membership meeting was held on May 26, 2011.  Two new board members were elected, while two current board members were re-elected.  Total number of members of record was 66,829.  Out of 9,548 votes, new board members Harry Crawford and James Henderson received 5,315 and 5,208 votes, respectively, while current board members Janet Reiser and Doug Robbins received 6,592 and 5,146 votes, respectively.  Three of the four board members were elected to three-year terms, while Doug Robbins was elected to fill the remaining term of Director Elizabeth “Pat” Kennedy, who passed away on October 23, 2010.  That term expires in May of 2012.  Directors Janet Reiser, Susan Reeves, P. J. Hill and Doug Robbins were elected by the sitting board as Chairman, Vice Chairman, Treasurer and Secretary, respectively.

There were also two proposed bylaw amendments before the membership.  One proposal dealt with clarifying the deadline for electronic voting and the other included housekeeping amendments.  Both proposals passed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
3.2	Bylaws, as amended May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2011	CHUGACH ELECTRIC ASSOCIATION, INC.

By:	/s/ Michael R. Cunningham
Michael R. Cunningham acting for
Bradley W. Evans
Chief Executive Officer